Exhibit 99(11)

DLA Piper Rudnick Gray Cary US LLP The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

February 1, 2006

JENNISON U.S. EMERGING GROWTH FUND, INC.

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re:                               Registration Statement on Form N-14

Ladies and Gentlemen:

We serve as special Maryland counsel to Jennison U.S. Emerging Growth Fund, Inc., a Maryland corporation (the “Company”), in connection with the Company’s Registration Statement on Form N-14 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on February 1, 2006 in connection with the transfer of substantially all of the assets (and subject to the assumption of stated liabilities) to the Company of each of (a) Strategic Partners Technology Fund (the “SP Tech Fund”), a series of capital stock of Strategic Partners Mutual Funds, Inc., a Maryland corporation (the “SP Mutual Funds”), (b) Strategic Partners Managed OTC Fund (the “SP OTC Fund”), a series of capital stock of the SP Mutual Funds, and (c) Prudential Technology Fund (“JTF” and, together with the SP Tech Fund and the SP OTC Fund, the “Acquired Funds” ), a series of capital stock of Prudential Sector Funds, Inc., a Maryland corporation doing business as Jennison Sector Funds, Inc. (the “Sector Funds”), doing business as Jennison Technology Fund, each in exchange for the issuance of an undetermined number of shares of Common Stock, $0.001 par value per share, of the Company (the “Shares”).  The Shares (the actual number of which will be determined at the time of issuance based upon relative share values) will be issued by the Company pursuant to the terms of (a) a Plan of Reorganization (the “SP Tech Fund Plan”), to be dated on or about the date of closing, between the Company and the SP Mutual Funds, on behalf of the SP Tech Fund, (b) a Plan of Reorganization (the “SP OTC Fund Plan”), to be dated on or about the date of closing, between the Company and the SP Mutual Funds, on behalf of the SP OTC Fund, and (c) a Plan of Reorganization (the “JTF Plan” and, together with the SP Tech Fund Plan and the SP OTC Plan, the “Plans”), to be dated on or about the date of closing, between the Company and the Sector Funds, on behalf of JTF.  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                       The Registration Statement, in the form in which it was transmitted to the Commission under the Act;

2.                                       The form of each of the Plans included as exhibits to the Registration Statement;

3.                                       The form of Articles Supplementary relating to the Class L, Class M, Class X and New Class X shares of the Company, certified as of the date hereof by the Assistant Secretary of the Company;

4.                                       The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

5.                                       The By-Laws of the Company, certified as of the date hereof by the Assistant Secretary of the Company;

6.                                       Resolutions adopted by the Board of Directors of the Company (the “Resolutions”) relating to (a) the registration, sale and issuance of the Shares; and (b) the authorization of the Plans and the transactions contemplated therein, certified as of the date hereof by the Secretary of the Company;

7.                                       A short-form certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

8.                                       A certificate (the “Assistant Secretary’s Certificate”) executed by Deborah A. Docs, Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.                                       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.                                       All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.                                       Articles Supplementary in all material respects identical to the form included as an exhibit to the Secretary’s Certificate will be executed by the appropriate officers of the Company and filed with and accepted for record by the SDAT prior to the issuance of the Shares.

6.                                       The issuance of the Shares pursuant to the Plans will not result in the Company issuing shares in excess of the number of shares of any class or series of the Company authorized by the Charter at the time of issuance of the Shares.

7.                                       The final versions of all Documents will conform in all material respects to the versions thereof submitted to us in draft form.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                       The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                       The Shares have been duly authorized and will be validly issued, fully paid and non-assessable upon issuance in exchange for substantially all of the assets (and subject to the assumption of stated liabilities) of the Acquired Funds in accordance with the terms of the Plans and the Resolutions.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA Piper Rudnick Gray Cary US LLP